Name			    Symbol

Abitibi-Consolidated Inc	A
Agnico-Eagle Mines Limited	AGE
Air Canada			AC
Alcan Aluminium Limited		AL
Angiotech Pharmaceuticals	ANP
ATI Technologies Incorporated	ATY
Ballard Power Systems Inc.	BLD
Bank of Montreal	BMO-ZBM-WBM
Bank of Nova Scotia
(The)			BNS-ZBQ-WBQ
Barrick Gold
Corporation		ABX-ZBA-WBA
BCE Emergis Inc.		IFM
BCE Inc.		BCE-ZBC-WBC
Biovail Corporation`		BVF
Bombardier Inc.		BBD-ZBB-WBB
Brascan Cl. A			BNN
CAE Inc.			CAE
Canada LifeFinancial
Corporation			CLY
Canadian Imperial Bank
of Commerce		 CM-ZMC-WCO
Canadian National
Railway Company			CNR
Canadian Natural
Resources Limited		CNQ
Canadian Pacific
Railway Limited			CP
Canadien Pacific Ships		TEU
Celestica Inc.		    CLS-ZLS
CGI Inc. (Group)		GIB
CI Fund Management Inc.		CIX
Cognos Inc.			CSN
Cott Corp.			BCB
Dofasco Inc.			DFS
Domtar Inc.			DTC
Enbridge Inc.			ENB
EnCanaCorporation		ECA
Fairmont Hotels and Resorts	FHR
Glamis Gold Ltd.		GLG
Goldcorp Inc.			G
Great-West Lifeco Inc.		GWO
Husky Energy			HSE
IAMGold Corporation		IMG
Imperial Oil Limited		IMO
Inco Limited			N
JDS Uniphase Canada Ltd.	JDU
Kinross Gold			K
Loblaw Companies Ltd.		L
Magna International Inc		MG
Manulife Financial Corporation	MFC
MDS Inc.			MDS
Meridian Gold			MNG
Molson Inc. Cl. A		MOL
National Bank of Canada	 NA-ZNA-WNA
Nexen Inc.			NXY
Noranda Inc.		NRD-ZRD-WRD
Nortel Networks Corporation  NT-ZNT
NOVA Chemicals Corporation	NCX
Petro-Canada			PCA
PetroKazakhstan			PKN
Placer Dome Inc.	PDG-ZDP-WDP
Power Corporation of Canada	POW
Precision Drilling Corporation	PD
QLT Phototherapeutics Inc.	QLT
Research in Motion Limited	RIM
Rogers Communications Inc.	RCI
Royal Bank of Canada	 RY-ZRY-WYR
Shaw Comm. Cl. B		SJR
Sun Life Financial		SLF
Suncor Energy Inc.		SU
Talisman Energy Inc.		TLM
Teck Cominco Limited Cl. B	TEK
TELUS Corporation		T
Thomson Corporation (The)	TOC
Toronto-Dominion
Bank (The)		TBD-ZTD-WTD
TransAlta Corporation		TA
TransCanada PipeLines Ltd.	TRP
XEG iUnits Energy Options	XEG
XFN iUnits Financial Options	XFN
XGD iUnits Gold Options		XGD
XIT iUnits Technology Options	XIT






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